Exhibit 99.1

Amarin Corporation Appoints Dr. Steven Ketchum

to Head Research and Development and Announces Inducement Grant Under NASDAQ Rule 5635(c)(4)

BEDMINSTER, N.J., and DUBLIN, Ireland, Feb. 16, 2012 – Amarin Corporation plc (Nasdaq: AMRN), a late-stage biopharmaceutical company with a focus on cardiovascular disease, today announced that Steven Ketchum, Ph.D., has been appointed President of Research and Development, Senior Vice President, effective February 16, 2012. Dr. Ketchum will be responsible for Amarin’s drug discovery, preclinical and clinical development program and regulatory and medical affairs activities, including the ongoing development and regulatory review support for Amarin’s lead product candidate, AMR101.

Dr. Ketchum joins Amarin with a significant record of achievement in the life sciences industry, with 20 years of experience in late-stage product development and clinical regulatory strategy, having led the filings of multiple successful new drug applications (NDAs) and supplemental NDAs. Most recently, Dr. Ketchum served as Senior Vice President, Research and Development for Sunesis Pharmaceuticals where, as a member of the Executive Committee, he provided strategic direction for all facets of research and development, including clinical strategy and operations, regulatory affairs, and pharmaceutical development. Prior to Sunesis, Dr. Ketchum was Senior Vice President, Research and Development and Medical Affairs at Reliant Pharmaceuticals with responsibilities for leading the strategic direction and day-to-day operations of Reliant’s clinical research, product development, and medical affairs departments. Dr. Ketchum has also served as Senior Vice President, Operations and Regulatory Affairs for IntraBiotics Pharmaceuticals, Inc., where he was responsible for regulatory affairs, project management, quality assurance, and supply chain management in support of late-stage clinical research. Dr. Ketchum also held positions with increasing responsibility in regulatory affairs during his nearly eight-year tenure at ALZA Corporation.

Dr. Ketchum earned a Ph.D. in pharmacology from University College London and a B.S. in biological sciences from Stanford University.

“We are delighted to announce this important appointment and to welcome Steve to Amarin’s executive management team,” stated Joseph Zakrzewski, Chairman and CEO. “I have known Steve since working with him at Reliant Pharmaceuticals and had the privilege of working with him extensively on Lovaza/Omacor. Steve’s expertise and depth of knowledge in Omega 3 product development and strong business acumen will serve Amarin well. Steve’s addition reflects Amarin’s optimism for its future as his appointment results in the strengthening of an already strong R&D team.”

“This is an exciting time to be joining Amarin. I believe AMR101 has the potential to become the next-generation treatment for patients with elevated triglyceride levels,” said Dr. Ketchum. “It’s great to be a part of this dynamic company, and I look forward to working with the Amarin team to advance AMR101 through regulatory review to commercialization.”

In connection with this appointment, Amarin granted Dr. Ketchum an inducement equity award in accordance with NASDAQ Listing Rule 5635(c)(4). The grant, which was made outside the Amarin 2011 Stock Incentive Plan, was approved by the Remuneration Committee of the company’s Board of Directors, and the Board of Directors, as an inducement material to Dr. Ketchum’s entering into employment with Amarin. The grant to Dr. Ketchum consists of nonqualified options to purchase 600,000 shares of the Amarin ordinary shares represented by American Depositary Shares (“Shares”) with a 10-year term and an exercise price equal to the closing price of Amarin American Depositary Receipts on the date of grant. Twenty-five percent of the options will vest on the first anniversary of Dr. Ketchum’s start date with Amarin with the remaining seventy-five percent to vest ratably over the subsequent 36-month period, subject to Dr. Ketchum’s continued employment with Amarin over such period. If, within 24 months of a change of control of Amarin, Dr. Ketchum is terminated without cause or voluntarily terminates his employment for good reason, he will receive immediate vesting of all outstanding stock options. Dr. Ketchum would receive 6 months of accelerated vesting if terminated without cause not following a change of control of Amarin or outside of the 24-month period following a change of control.

About AMR101

AMR101 (icosapent ethyl) is an ultra pure omega-3 fatty acid, comprising not less than 96% EPA (icosapent ethyl), that Amarin is developing as a treatment for patients with very high triglyceride levels (>500 mg/dL), and for patients with high triglyceride levels (>200 and <500mg/dL) who are also on statin therapy for elevated low-density lipoprotein cholesterol, or LDL-C, levels (which we refer to as mixed dyslipidemia). The efficacy and safety of AMR101 were studied in two Phase 3 clinical trials, the MARINE trial, which studied patients with very high triglyceride levels, and the ANCHOR trial, which studied patients with high triglyceride levels who were also on statin therapy for elevated LDL-C levels. These two Phase 3 clinical trials showed favorable results in triglyceride reduction compared to placebo in the studied patient populations. Reduction in triglyceride levels was achieved without a statistically significant increase, and in the 4 gram AMR101 ANCHOR results, with a statistically significant decrease, in LDL-C levels. These trials also showed favorable results, particularly with the 4 gram dose of AMR101, in other important lipid and inflammation biomarkers, including Apo-B, non-HDL-C, Total-Cholesterol, VLDL-C, Lp-PLA2, and hs-CRP. In these trials, AMR101 exhibited a safety profile comparable to placebo. In December 2011, Amarin commenced patient dosing in a cardiovascular outcomes study of AMR101, titled REDUCE-IT (Reduction of Cardiovascular Events with EPA – Intervention Trial), that is designed to evaluate the efficacy of AMR101 in reducing major cardiovascular events in a high-risk patient population on statin therapy.

About Amarin

Amarin Corporation plc is a late-stage biopharmaceutical company with expertise in lipid science focused on the treatment of cardiovascular disease. Amarin has filed a New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA) for the use of its lead product candidate, AMR101, in the treatment of patients with very high triglyceride levels (the population studied in Amarin’s MARINE trial), and the FDA has assigned a Prescription Drug User Fee Act (PDUFA) date of July 26, 2012 for the completion of its review. Amarin plans to separately seek approval for use of AMR101 in the treatment of patients with high triglyceride levels who are also on statin therapy for elevated LDL-C levels, the population studied in the ANCHOR trial, if the FDA approves the MARINE indication and after the REDUCE-IT cardiovascular outcomes trial is substantially underway. Each of the MARINE, ANCHOR and REDUCE-IT studies is the subject of a Special Protocol Assessment (SPA) agreement with the FDA. Amarin also has next-generation lipid candidates under evaluation in preclinical development.

Forward Looking Statements

This press release contains forward-looking statements, including statements about the potential contribution to Amarin of Dr. Ketchum, the timing of FDA decisions regarding the AMR101 NDA, the efficacy, safety and therapeutic benefits of AMR101, the potential for AMR101 to become the next-generation treatment for patients with elevated triglyceride levels and the plans of Amarin to seek approval for and commercialize its product candidates. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein include the following: uncertainties associated generally with research and development, clinical trials and related regulatory approvals; the risk that SPAs are not a guarantee that FDA will approve a product candidate upon submission; and the risk that historical clinical trial enrollment and randomization rates may not be predictive of future results. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Amarin’s product candidates are in various stages of development and are not available for sale or use outside of approved clinical trials. Nothing in this press release should be construed as marketing the use of such product candidates.

Investor Contact Information:

Stephen D. Schultz

Senior Director, Investor Relations and Corporate Communications

Amarin Corporation

In U.S.: +1 (860) 572-4979 x292

investor.relations@amarincorp.com

Lee M. Stern

The Trout Group

In U.S.: +1 (646) 378-2922

lstern@troutgroup.com

Media Contact Information:

David Schull or Martina Schwarzkopf, Ph.D.

Russo Partners

In U.S.: +1 (212) 845-4271 or +1 (212) 845-4292 (office)

+1 (347) 591-8785 (mobile)

david.schull@russopartnersllc.com

martina.schwarzkopf@russopartnersllc.com